Exhibit 10.1

HOME PROPERTIES, INC.
2011 STOCK BENEFIT PLAN

1.           PURPOSES OF THE PLAN

The purposes of this 2011 Stock Benefit Plan (the “Plan”) are to enable Home Properties, Inc. and its Subsidiaries to attract and retain the services of individuals who are important to the future success of the Company, including key employees, as well as members of the Board of Directors and other key persons (including consultants and prospective employees) and to provide them with increased motivation and incentive to exert their best efforts to enhance the long term value of the Company by enlarging their personal stake in its success.

2.	GENERAL PROVISIONS

2.1	Definitions.

The following terms used in the Plan and any Award Certificate shall have the meaning set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, and Dividend Equivalent Rights.

“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan.  Each Award Certificate is subject to the terms and conditions of the Plan.

“Board” or “Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or a day on which NYSE is closed for trading.

“Code” means the Internal Revenue Code of 1986, including any and all amendments thereto.

“Committee” means the committee appointed by the Board of Directors from time to time to administer the Plan pursuant to Section 2.2 or the Board of Directors acting as a committee of the whole.  Until changed by the Board of Directors, the Committee shall be the Compensation Committee of the Board of Directors.

“Common Stock” means the Company’s Common Stock, $.01 par value.

“Company” means Home Properties, Inc. and any of its predecessors or successors and, except where the context clearly indicates otherwise, its Subsidiaries.

“Dividend Equivalent Right” means an Award entitling the Participant to receive cash or shares of Common Stock as and at the times specified in the Award Certificate equivalent to the dividends that would have been paid on the number of shares of Common Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the Participant.

“Effective Date” means May 3, 2011 or such other date on which the Plan is approved by stockholders of the Company.

“Eligible Director” means a member of the Company’s Board of Directors who is not otherwise an employee of the Company or any Subsidiary.

“Exchange Act” means the Exchange Act of 1934, including any and all amendments thereto.

“Executive Officer” means each officer of the Company who is subject to the reporting provisions and trading restrictions of Section 16 of the Exchange Act.

“Exercise Date” means the date on which the Corporate Secretary of the Company or designee shall have received all documents and payments required for a Participant to exercise all or a portion of any Award.

“Fair Market Value” on any given date means the last reported sale price at which a share of Common Stock is traded on such date or, if no shares of Common Stock are traded on such date, the most recent date on which a share of Common Stock was traded, as reflected on the NYSE or, if the Common Stock is not then listed on the NYSE, any other national securities exchange on which the Common Stock is traded.

“Incentive Stock Option” means a Stock Option granted under the Plan that is intended to qualify as an incentive stock option under Section 422 of the Code.

“NYSE” means the New York Stock Exchange or other national securities exchange where the Common Stock is principally traded at the time.

“Non-Qualified Stock Option” means a Stock Option granted under the Plan that is not an Incentive Stock Option.

“Participant” means a person to whom an Award has been granted under the Plan.

“Restricted Stock Award” means an Award of shares of Common Stock to a Participant subject to such restrictions and conditions as the Committee may determine at the time of grant.

“Restricted Stock Units” means an Award entitling the Participant to receive at a future date a number of shares of Common Stock, subject to such restrictions and conditions as the Committee may determine at the time of grant.

“Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to one or more unrelated persons or entities, or (ii) the sale or other transfer of all or substantially all of the Common Stock of the Company to one or more unrelated persons or entities (including by way of a merger, reorganization or consolidation in which the outstanding shares of Common Stock are converted into or exchanged for securities of the successor entity or cash).

“Sale Price” means the value of the consideration payable for shares of Common Stock pursuant to a Sale Event, as determined by the Committee in its sole discretion if the consideration consists of property other than cash, or securities which are actively traded in a public market in the United States.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock Appreciation Right” means an Award entitling the Participant to receive shares of Common Stock or cash or a combination of shares and cash having a value equal to the excess of the Fair Market Value of the Common Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Common Stock with respect to which the Stock Appreciation Right shall have been exercised.

“Stock Option” means an option permitting the Participant to acquire shares of Common Stock at the times, in the amounts, for the exercise price, and subject to the terms and conditions set forth in the Award Certificate.  Stock Options may be either Incentive Stock Options or Non-Qualified Stock Options granted under the Plan.

“Subsidiary” means any of Home Properties, L.P., Home Properties Resident Services, Inc., or any partnership of which the Company is general partner and holder of a majority of interests or any other entity in which the Company, directly or indirectly owns 50% or more of the voting power for the election of the governing body of such entity, and “Subsidiaries” means all such entities.

“Transaction” shall have the meaning given to it in Section 10.3.

“Unrestricted Stock Award” means an Award of shares of Common Stock free of any restrictions.

2.2	Administration of the Plan.

(a)           The Plan shall be administered by the Committee which shall at all times consist of three (3) or more persons, each of whom shall be members of the Board of Directors and shall qualify as an “independent director” within the meaning of the NYSE Listed Company Manual, as amended from time to time and any successor thereto, and as a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act. The Board of Directors may from time to time remove members from, or add members to, the Committee.  Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors.  The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine.

(b)           The Committee shall have the full power and authority to:

(i)           interpret and administer the Plan, and any Awards made under it;

(ii)           make and interpret rules and regulations for the administration of the Plan and to make changes in and revoke such rules and regulations (and in the exercise of this power, shall generally determine all questions of policy and expediency that may arise and may correct any defect, omission, or inconsistency in the Plan or any agreement evidencing the grant of any Award in a manner and to the extent it shall deem necessary to make the Plan fully effective);

(iii)           determine those persons to whom Awards shall be granted and the number of Awards and the nature and type of the Awards to be granted to any person subject to any limitations imposed by applicable law or regulations or resolutions of the Board of Directors of the Company;

(iv)           determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the provisions of the Plan, of any Award, which terms and conditions may differ among individual Awards and Participants, and to approve the form of Award Certificates;

(v)           to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi)           subject to the provisions of Sections 3.3 and 3.7, to extend at any time the period in which Stock Options may be exercised; and

(vii)           generally, exercise such powers and perform such acts in connection with the Plan as are deemed necessary or expedient to promote the best interests of the Company.

The interpretation and construction by the Committee of any provisions of the Plan or of any Award shall be final, binding and conclusive.  In no event and notwithstanding anything to the contrary herein, the Committee may not extend the exercise period of any Option or otherwise amend any of the terms of an outstanding Stock Option if such extension or amendment would result in a violation of Code Section 409A or if such extension would cause such Stock Option to no longer be exempt from the provisions of such Section 409A.

(c)           The Committee may act only by a majority of its members then in office; however, the Committee may authorize any officer of the Company to execute and deliver documents evidencing Awards or other actions of the Committee.

(d)           The Committee, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Committee’s authority and duties with respect to Awards, including the granting thereof, to any individual who is not an Executive Officer of the Company.  The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.

(e)           Awards under the Plan shall be effective when approved by the Committee or its delegates, or at such later date as may be specified at such time by the Committee or its delegates, and shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award, which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

(f)           None of the members of the Board of Directors or the Committee, nor any delegate of the Committee acting pursuant to such delegated authority, shall be liable for any action taken or omitted to be taken or for any determination made by in good faith with respect to the Plan, and the Company shall indemnify and hold harmless each member of the Board and the Committee and any delegate against any cost or expense (including reasonable attorney’s fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission in connection with the administration or interpretation of the Plan to the fullest extent permitted by law and/or under the Company’s articles or bylaws, any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company, whichever is broadest in extent.

2.3	Effective Date.

This Plan has been adopted by the Board of Directors and shall be effective on the Effective Date.

2.4	Duration.

No Awards, other than Incentive Stock Options, may be granted hereunder after the tenth anniversary of the Effective Day and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

2.5	Shares Subject to the Plan.

The maximum number of shares of Common Stock which may be subject to Awards granted under the Plan shall be the sum of: (i) three million (3,000,000), plus (ii) a number of shares equal to the number of shares remaining available for grant under the Company’s 2008 Stock Benefit Plan as of the Effective Date or which thereafter would have become available under such plan upon expiration of outstanding grants unexercised or the forfeiture of any outstanding grants, subject to adjustment as provided in Section 10.2.  The grant of any full value Award (i.e., an Award other than a Stock Option or a Stock Appreciation Right) shall be deemed, for purposes of determining the number of shares of Common Stock available for issuance under this Section 2.5, as an Award of 4.28 shares of Common Stock for each such share of Common Stock actually subject to the Award.  The grant of a Stock Option or a Stock Appreciation Right shall be deemed, for purposes of determining the number of shares of Common Stock available for issuance under this Section 2.5, as an Award for one share of Common Stock for each such share of Common Stock actually subject to the Award.  Any forfeiture, cancellation or other termination (other than by exercise) of such Awards shall be returned to the reserved pool of shares of Common Stock under the Plan in the same manner.  Notwithstanding the foregoing, the following shares of Common Stock shall not be added to the shares authorized for grant under the Plan:  (1) shares tendered or held back upon exercise of a Stock Option or settlement of an Award to cover the exercise price or tax withholding; and (2) shares, reserved for issuance upon the grant of a Stock Appreciation Right, to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise of a Stock Appreciation Right.

The Awards shall be subject to adjustment in accordance with Sections 10.2 and 10.3 and shares to be issued upon exercise of Awards may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock purchased or acquired by the Company for any purpose.

2.6	Amendments; Termination of Awards or the Plan.

The Board may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in the law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent.  Notwithstanding the above, repricing of Options or Stock Appreciation Rights shall not be permitted without stockholder approval.  For this purpose, a repricing means any of the following (or any other action that has the same effect as any of the following):  (i) changing the terms of an Option or Stock Appreciation Right to lower its exercise price; (ii) any other action that is treated as a repricing under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an Option or Stock Appreciation Right at a time when its exercise price is greater than the Fair Market Value of the underlying stock in exchange for another Award, unless the cancellation and exchange occurs in connection with an event set forth in Section 10.2 or 10.3.  To the extent: (a) required under the rules of any securities exchange or market system on which the Common Stock is listed, (b) determined by the Committee to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, or (c) as otherwise required by applicable law, Plan amendments shall be subject to approval by the holders of Common Stock entitled to vote at a meeting of stockholders.  Nothing in this Section 2.6 shall limit the Committee’s authority to take any action permitted pursuant to Section 10.2 or 10.3.

2.7	Participants and Grants.

Awards may be granted by the Committee to Eligible Directors and to those employees of the Company or other key persons (including consultants and prospective employees) who the Committee determines have the capacity to make a substantial contribution to the success of the Company.  Subject to such overall limitations, shares of Common Stock may be issued up to such maximum number pursuant to any type or types of Award.

3.	STOCK OPTIONS

3.1	General.

Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.  Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options.  Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code.  To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

The Committee in its discretion may grant Stock Options to any Eligible Director, eligible employees and key persons of the Company or any Subsidiary. Stock Options granted pursuant to this Section 3.1 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

3.2	Exercise Price.

Except as otherwise provided in Sections 3.7(d) and 10.2, the exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee at the time of grant but shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date the Stock Option is granted.  Other than any adjustments pursuant to Section 10.2, the exercise price per share of Common Stock subject to a Stock Option may not be reduced after the Stock Option is granted.  No outstanding Stock Option may be surrendered as consideration for the grant of a new Stock Option with a lower exercise price or for cash.

3.3	Term.

Except as otherwise provided in Section 3.7(d), the duration or term of each Stock Option granted under the Plan shall be for such period as the Committee shall determine but in no event more than ten (10) years from the date of grant thereof.

3.4	Exercise.

Stock Options shall be exercisable at such time or times as the Committee shall specify when granting the Stock Option, subject to acceleration of the vesting period upon the occurrence of certain events as provided in the applicable Award Certificate or at the discretion of the Committee.  Once exercisable, a Stock Option shall be exercisable, in whole or in part, until the expiration or termination of its term by giving a notice of exercise by the person exercising the Stock Option, to the Corporate Secretary of the Company at the principal office of the Company, or to such other individual or entity and address as specified by the Corporate Secretary, specifying the number of shares of Common Stock as to which the Stock Option is then being exercised together with payment of the full exercise price for the number of shares being purchased and any amount required to be withheld (as described in Section 10.5).  The date both such notice and payment are received by the office of the Corporate Secretary of the Company, or the Corporate Secretary’s designee, shall be the “Exercise Date” of the Stock Option as to such number of shares.  No Stock Option may at any time be exercised with respect to a fractional share.

3.5	Payment of Exercise Price.

The exercise price for shares of Common Stock as to which a Stock Option has been exercised and any amount required to be withheld, as described in Section 10.5, may be paid:

(a)           by the delivery of cash, or a check for good funds, bank draft or money order payable in United States dollars to the order of the Company; or

(b)           by the delivery (or attestation to the ownership) by the Participant to the Company or its designee of whole shares of Common Stock already owned by the Participant for at least six months (and in the case of delivery of shares acquired by exercise of an Incentive Stock Option, for at least one year) having an aggregate Fair Market Value on the Business Day prior to the Exercise Date equal to the aggregate of the exercise price of Common Stock as to which the Stock Option is then being exercised; or

(c)           so long as not prohibited by law, by delivery by the Participant of a properly executed exercise notice to the Company or its designee, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount necessary to pay the exercise price, and, if requested, any applicable withholding taxes and commissions; or

(d)           with respect to Non-Qualified Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the number of whole shares (rounding up) with a Fair Market Value on the Business Day prior to the Exercise Date equal to the aggregate exercise price; or

(e)           by any combination of (a), (b), (c) or (d) above.

In addition to those expressly set forth herein or in any Award Certificate, the Committee may, in its discretion, impose limitations, conditions and prohibitions on the use by a Participant of shares of Common Stock to pay the exercise price payable by such Participant upon the exercise of a Stock Option.

To facilitate the payment alternative described in paragraph (c) above, the Company may enter into agreements for coordinated procedures with one or more brokerage firms and the Participant or other person exercising the Stock Option must comply with such procedures.  The issuance of shares of Common Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the Participant by the Company or its designee of the full exercise price for such shares and the fulfillment of any other requirements contained in the Stock Option Award Certificate or applicable provisions of laws.  In the event a Participant chooses to pay the purchase price by attestation with respect to previously-owned shares of Common Stock, the shares of Common Stock issued to the Participant upon the exercise of the Stock Option shall be net of the number of shares attested to.  In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

3.6	Limitation of Rights.

Neither the recipient of an Option under the Plan nor the recipient’s successor or successors in interest shall have any rights as a shareholder of the Company with respect to any shares of Common Stock subject to an Option granted to such person until the date of issuance of such shares of Common Stock.

3.7	Special Rules for Incentive Stock Options.

Notwithstanding any other provision of the Plan, the following provisions shall apply to Incentive Stock Options granted under the Plan:

(a)           Incentive Stock Options shall only be granted to Participants who are employees of the Company or its Subsidiaries.

(b)           To the extent that the aggregate Fair Market Value of Common Stock, with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under this Plan and any other plan of the Company or a Subsidiary, exceeds $100,000 (determined by using the Fair Market Value as of the grant date), such Stock Options shall be treated as Non-Qualified Stock Options.

(c)           Any Participant who disposes of shares of Common Stock acquired upon the exercise of an Incentive Stock Option by sale or exchange either within two (2) years after the date of the grant of the Incentive Stock Option under which the shares were acquired or within one (1) year of the acquisition of such shares, shall promptly notify the Secretary of the Company at the principal office of the Company of such disposition, the amount realized, the exercise price per share paid upon exercise and the date of disposition.

(d)           No Incentive Stock Option shall be granted to a Participant who, at the time of the grant, owns Common Stock representing more than ten percent (10%) of the total combined voting power of all classes of Common Stock either of the Company or any parent or Subsidiary of the Company, unless the purchase price of the shares of Common Stock purchasable upon exercise of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value (at the time the Incentive Stock Option is granted) of the Common Stock and the Incentive Stock Option is not exercisable more than five (5) years from the date it is granted.

4.	STOCK APPRECIATION RIGHTS.

4.1	General.

A Stock Appreciation Right shall entitle the Participant to exercise all or a specified portion of the Stock Appreciation Right from time to time in accordance with its terms, and to receive from the Company an amount, determined by multiplying (a) the difference obtained by subtracting the exercise price of the Stock Appreciation Right from the Fair Market Value of the Common Stock on the Business Day immediately preceding the date of exercise, by (b) the number of shares of Common Stock with respect to which the Stock Appreciation Rights is then being exercised.  In the sole discretion of the Committee, the payment upon exercise of a Stock Appreciation Right may be in cash, in Common Stock of equivalent Fair Market Value, in some combination thereof, or in any other manner approved by the Committee.  The Committee’s determination regarding the form of Stock Appreciation Right payout shall be set forth in the Award pertaining to the grant of the Stock Appreciation Right.

4.2	Exercise Price of Stock Appreciation Rights.

The exercise price of a Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant.

4.3	Grant and Exercise of Stock Appreciation Rights.

Stock Appreciation Rights may be granted by the Committee independently of any Stock Option granted pursuant to Section 3 of the Plan.  Stock Appreciation Rights shall be exercisable at such time or times as the Committee shall specify when granting the Stock Appreciation Right, subject to acceleration of the vesting period upon the occurrence of certain events as provided in the applicable Award Certificate or at the discretion of the Committee.  Once exercisable, a Stock Appreciation Right shall be exercisable, in whole or in part, until the expiration or termination of its term by giving a notice of exercise by the person exercising the Stock Appreciation Right, to the Corporate Secretary of the Company at the principal office of the Company, or to such other individual or entity and address as specified by the Corporate Secretary, specifying the number of shares of Common Stock as to which the Stock Appreciation Right is then being exercised together with any amount required to be withheld (as described in Section 10.5).  The date both such notice and payment are received by the office of the Corporate Secretary of the Company, or the Corporate Secretary’s designee, shall be the “Exercise Date” of the Stock Appreciation Right as to such number of shares.  No Stock Appreciation Right may at any time be exercised with respect to a fractional share.

4.4	Terms and Conditions of Stock Appreciation Rights.

Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee in granting the Award and set forth in the Award Certificate.  The term of a Stock Appreciation Right may not exceed ten years.

5.           RESTRICTED STOCK AWARDS

5.1	Nature of Restricted Stock Awards.

The Committee shall determine the restrictions and conditions applicable to each Restricted Stock Award at the time of grant.  Conditions may be based on continuing employment (or other service relationship) and/or achievement of performance-based goals.  The terms and conditions of each Award Certificate relating to a Restricted Stock Award grant shall be determined by the Committee, and such terms and conditions may differ among individual Awards and Participants.

5.2	Rights as a Stockholder.

Upon the grant of the Restricted Stock Award, and payment of any applicable purchase price, a Participant shall have the rights of a stockholder with respect to the voting and dividends of the Restricted Stock, subject to such conditions contained in the Restricted Stock Award Certificate.  Unless the Committee shall otherwise determine: (a) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or its transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 5.4 below, and (b) certificates representing certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 5.4 below, and the Participant shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Committee may prescribe.

5.3	Restrictions.

Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate.  Except as may otherwise be provided by the Committee either in the Award Certificate or, as provided in Section 2.2(b) and  2.6 above, in writing after the Award is issued, if a Participant’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such Participant from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company (at its original purchase price, if any) from such Participant or such Participant’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the Participant or rights of the Participant as a stockholder.  Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, the Company may cancel any certificates held as provided in Section 5.2.

5.4	Vesting of Restricted Stock.

The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse.  Notwithstanding the foregoing, in the event that any such Restricted Stock granted to employees shall have one or more performance-based goals, the restriction period with respect to such shares shall not be less than one year, and in the event any such Restricted Stock granted to employees shall have a time-based restriction only (without any prior performance condition to the grant or vesting thereof), the total restriction period with respect to such shares shall not be fewer than three years; provided, however, that Restricted Stock with a time-based restriction may become vested incrementally over such three-year period.  Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.”  Except as may otherwise be provided by the Committee either in the Award Certificate or, subject to Section 2.6 above, in writing after the Award is issued, a Participant’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the Participant’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 5.3 above.

5.5	Section 83(b) Election.

Pursuant to Section 83(b) of the Code, a Participant may elect within 30 days of the date of grant to include in his or her gross income the Fair Market Value of the Restricted Stock covered by an Award in the taxable year of grant.  The election must be made by filing the appropriate notice with the Internal Revenue Service within 30 days of the date of grant.  If the Participant makes this election, the Participant shall promptly notify the Company by submitting to the Committee a copy of the election notice filed with the Internal Revenue Service.

6.	RESTRICTED STOCK UNITS

6.1	General.

A Restricted Stock Unit shall entitle a Participant to receive a share of Common Stock at a future date, subject to the terms and conditions established by the Committee and set forth in the Award Certificate.

6.2	Nature of Restricted Stock Units.

The Committee shall determine the restrictions and conditions applicable to each Restricted Stock Unit at the time of grant as set forth in the Award Certificate.  Conditions may be based on continuing employment (or other service relationship) and/or achievement of performance-based goals.  The terms and conditions of each Award Certificate relating to the Restricted Stock Unit grant shall be determined by the Committee, and such terms and conditions may differ among individual Awards and Participants.  Notwithstanding the foregoing, in the event that any such Restricted Stock Units granted to employees shall have one or more performance-based goals, the restriction period with respect to such Award shall not be less than one year, and in the event any such Restricted Stock Units granted to employees shall have a time-based restriction only (without any prior performance condition to the grant or vesting thereof), the total restriction period with respect to such Award shall not be fewer than three years; provided, however, that any Restricted Stock Units with a time-based restriction may become vested incrementally over such three-year period.  At the end of the restriction period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Common Stock.  To the extent that an award of Restricted Stock Units is subject to Section 409A, it may contain such additional terms and conditions as the Committee shall determine in its sole discretion in order for such Award to comply with the requirements of Section 409A.

6.3	Rights as a Stockholder.

A Participant shall have the rights as a stockholder only as to shares of Common Stock issued to the Participant upon settlement of Restricted Stock Units; provided, however, that the Participant may be credited with Dividend Equivalent Rights with respect to the phantom shares of Common Stock underlying the Participant’s Restricted Stock Units, subject to such terms and conditions as the Committee may determine.

6.4	Termination.

Except as may otherwise be provided by the Committee either in the Award Certificate or, subject to Section 2.6 above, in writing after the Award is issued, a Participant’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the Participant’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

7.	UNRESTRICTED STOCK AWARDS

7.1	Grant or Sale of Unrestricted Stock.

The Committee may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Committee) shares of Common Stock as an Unrestricted Stock Award under the Plan.  Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such Participant.

8.	DIVIDEND EQUIVALENT RIGHTS.

8.1	Dividend Equivalent Rights.

A Dividend Equivalent Right may be granted hereunder to any Participant as a component of an award of Restricted Stock Units or Restricted Stock Award, or as a freestanding award.  The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate.  Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Common Stock, which may thereafter accrue additional equivalents.  Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any.  Dividend Equivalent Rights may be settled in cash or shares of Common Stock or a combination thereof, in a single installment or installments.  A Dividend Equivalent Right granted as a component of an award of Restricted Stock Units or Restricted Stock Award may provide that such Dividend Equivalent Right shall be settled upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.  A Dividend Equivalent Right granted as a component of a Restricted Stock Units or Restricted Stock Award may also contain terms and conditions different from such other Award.

8.2	Interest Equivalents.

Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment.  Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

8.3	Termination.

Except as may otherwise be provided by the Committee either in the Award Certificate or, subject to Section 2.6 above, in writing after the Award is issued, a Participant’s rights in all Dividend Equivalent Rights or interest equivalents granted as a component of an award of Restricted Stock Units or Restricted Stock Award that has not vested shall automatically terminate upon the Participant’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

9.	TRANSFERABILITY OF AWARDS

9.1	Transferability.

Except as provided in Section 9.2 below, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant, or by the Participant’s legal representative or guardian in the event of the Participant’s incapacity.  No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a Participant other than by will or by the laws of descent and distribution or pursuant to a domestic relations order.  No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

9.2	Committee Action.

Notwithstanding Section 9.1, the Committee, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the Participant (who is an employee or director) may transfer his or her Awards (other than any Incentive Stock Options or Restricted Stock Units) to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award.

9.3	Family Member.

For purposes of Section 9.2, “family member” shall mean a Participant’s child, stepchild, grandchild, stepgrandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant of the Participant), a trust in which these persons (or the Participant) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50 percent of the voting interests.

9.4	Designation of Beneficiary.

Each Participant to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the Participant’s death.  Any such designation shall be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee.  If no beneficiary has been designated by a deceased Participant, or if the designated beneficiaries have predeceased the Participant, the beneficiary shall be the Participant’s estate.

10.	MISCELLANEOUS PROVISIONS.

10.1	Effect of Leaves of Absence.

It shall not be considered a termination of employment for purposes of this Plan when a Participant is on a leave of absence for military service, family medical leave or illness, or for any other purpose as provided by law, the policies of the Company or as otherwise approved by the Company, if the employee’s right to re-employment (or other business relationship) is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

10.2	Recapitalizations.

If, through or as a result of any reorganization, recapitalization, reclassification, Common Stock dividend, Common Stock split, reverse Common Stock split or other similar transaction, the outstanding shares of Common Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, the Committee shall make an appropriate or proportionate adjustment in:  (i) the maximum number of shares reserved for issuance under the Plan; (ii) the number of Awards that can be granted to any one individual participant; (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan; and (iv) the price for each share subject to any then outstanding Award (such that the aggregate exercise or purchase price for the number of shares subject to the Award shall be the same both before and after the adjustment).  The adjustment by the Committee shall be final, binding and conclusive.  No fractional shares of Common Stock shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional shares.

10.3	Sale Events.

Upon consummation of a Sale Event in which outstanding shares of Common Stock are exchanged for securities, cash or other property of an unrelated corporation or business entity or in the event of a liquidation of the Company (in each case, a “Transaction”), unless otherwise provided in an Award Certificate, the Committee may, in its discretion, take any one or more of the following actions, as to outstanding Awards:  (i) provide that such Stock Options and Stock Appreciation Rights shall be assumed, or equivalent Stock Options and Stock Appreciation Rights shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to the Participants, provide that all unexercised Stock Options and Stock Appreciation Rights will terminate immediately prior to the consummation of the Transaction unless exercised by the Participant within a specified period following the date of such notice, and/or (iii) in the event of a Sale Event under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Sale Event, make or provide for a cash payment to the Participants equal to the difference between (a) the Sale Price times the number of shares of Common Stock subject to such outstanding Stock Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (b) the aggregate exercise price of all such outstanding Stock Options and Stock Appreciation Rights, in exchange for the termination of such Stock Options and Stock Appreciation Rights.  In the event Stock Options and Stock Appreciation Rights will terminate upon the consummation of the Transaction as provided in clause (ii), each Participant shall be permitted, within a specified period determined by the Committee, to exercise all non-vested Stock Options and Stock Appreciation Rights, subject to the consummation of the Transaction.  At the option of the Committee in its sole discretion, any Award which is not “in the money” as of the date of consummation of the Transaction may be canceled automatically without any action of the Participant and without consideration.

10.4	Substitute Awards.

The Committee may grant Awards under the Plan in substitution for common stock and common stock-based awards held by employees of another corporation who concurrently become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or common stock of the employing corporation.  The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.  Any substitute awards granted under this Plan shall not count against the share limitation set forth in Section 2.5.

10.5	Withholding.

Awards under this Plan are subject to the Company’s obligations under applicable federal, state and local tax withholding requirements. Unless otherwise provided by the Committee in the notice of Award, a Participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Common Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, (ii) transferring to the Company shares of Common Stock owned by the Participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (iii) in a combination of (i) and (ii).  If the Participant shall fail to pay in cash, or make arrangements satisfactory to the Committee for the payment, to the Company of all such federal, state and local taxes required to be withheld by the Company, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Participant an amount equal to (or shares of Common Stock having a Fair Market Value equal to) any federal, state or local taxes of any kind required to be withheld by the Company.

10.6	Compliance with Law and Approval of Regulatory Bodies; Awards Exercised by or Payable to Person other than Participant.

(a)           No Award shall be exercisable and no shares will be delivered under the Plan except in compliance with all applicable federal and state laws and regulations including, without limitation, compliance with all federal and state securities laws and withholding tax requirements and with the rules of all domestic stock exchanges on which the Common Stock may be listed.  Any share certificate issued, or any notice of issuance of uncertificated shares to evidence shares for which an Award is exercised may bear legends and statements the Committee shall deem advisable to assure compliance with federal and state laws and regulations.  No Stock Option shall be exercisable and no shares will be delivered under the Plan, until the Company has obtained consent or approval from regulatory bodies, federal or state, having jurisdiction over such matters as the Committee may deem advisable.

(b)           In the case of the exercise of a Stock Option, Stock Appreciation Right or other Award by, or the direction to the Company to make any payment or issue and shares of Common Stock under any Award to, a person, beneficiary or estate acquiring the right to exercise the Award as a result of the incapacity or death of the Participant or by a transferee pursuant to Section 9, the Committee may require reasonable evidence as to the ownership of the Award and the power to exercise such rights and may require consents and releases of taxing authorities that it may deem advisable.

10.7	Compliance with Code Section 409A.

No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Committee, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code.  The Committee shall exercise its powers under this Plan in a manner that is consistent with this intent and all applicable requirements under Code Section 409A.  Notwithstanding any other provision of the Plan, the Committee may in its discretion amend the Plan or any Award Certificate so as to comply with applicable requirements of Section 409A of the Code.

10.8	No Right to Employment or Directorship.

Neither the adoption of the Plan nor its operation, nor any Award Certificate or other document describing or referring to the Plan, or any part thereof, nor the granting of any Award hereunder, shall confer upon any Participant under the Plan any right to continue in the employ or as a director of the Company or any Subsidiary, or shall in any way affect the right and power of the Company or any Subsidiary to terminate the employment or directorship of any Participant at any time with or without assigning a reason therefore, to the same extent as might have been done if the Plan had not been adopted.

10.9	Exclusion from Pension Computations.

By acceptance of any Award under the Plan, the Participant shall be deemed to agree that any income realized upon the receipt or exercise thereof or upon the disposition of the shares received upon exercise will not be taken into account as “base remuneration”, “wages”, “salary” or “compensation” in determining the amount of any contribution to or payment or any other benefit under any pension, retirement, incentive, profit-sharing or deferred compensation plan of the Company or any Subsidiary.

10.10	Severability.

The provisions of this Plan shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.  If any provision of this Plan, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefore in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Plan and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.  If any of the terms of provisions of the Plan conflict with the requirements of Rule 16b-3, then such terms or provisions shall be deemed inoperative as to directors and Executive Officers to the extent they so conflict with the requirements of Rule 16b-3.

10.11	Interpretation of the Plan.

Headings are given to the Sections of the Plan solely as a convenience to facilitate reference; such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of the Plan or any provision hereof.  The use of the masculine gender shall also include within its meaning the feminine.  The use of the singular shall also include within its meaning the plural and vice versa.  The Plan and Awards hereunder are intended to be exempt from Section 409A and shall be interpreted consistently with such intention.

10.12	Construction of Plan.

The place of administration of this Plan shall be in the State of New York, and the validity, construction, interpretation, administration and effect of this Plan and of its rules and regulations, and rights relating to this Plan, shall be determined solely in accordance with the laws of the State of New York except for mandatorily applicable provisions of Maryland law.